Exhibit 99.1

REMSLEEP HOLDINGS, INC. LAUNCHES

OFFICIAL WEBSITE AND TWITTER ACCOUNT

Tampa FL, January 30, 2020. REMSleep Holdings, Inc. (OTC: RMSL) (the “Company”) announced today that it has launched its official website Remsleep.com and has begun taking orders for its line of Sleep Apnea products and accessories. The Company has recently negotiated agreements with several sleep industry manufacturers to distribute quality products to enhance offerings for online customers. Additional items will be added soon.

Today the Company announces the launch of its official Twitter Account @remsleepinc. The Company announces material information to the public about the Company, its products and services and other matters through a variety of means, including press releases posted by the Company on the OTC Markets Group Website, filings with the Securities and Exchange Commission through the SEC EDGAR Database at www.sec.gov, and now social media through its Twitter account (https://twitter.com/RemsleepInc) in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public in these locations, as such information could be deemed to be material information.

Forward-looking Statements. This press release may contain forward-looking statements regarding Company. All statements, other than statements of historical fact included herein, are "forward-looking statements" including statements regarding the Company’s future prospects and risks in investing in Company’s common stock. These statements are based upon the Company's current expectations and speak only as of the date hereof. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those risk factors stated in reports filed with the U.S. Securities and Exchange Commission or “SEC” on its EDGAR website (URL: www.sec.gov).